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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-25949, No. 33-36852 and No. 333-00319 of Stevens International, Inc. on Form S-8 and Registration Statement No. 33-84246 of Stevens International, Inc. on Form S-3 of our report dated March 24, 1997, appearing in this Annual Report on Form 10-K of Stevens International, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Forth Worth, Texas

March 31, 1997